Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about February 21, 2003) pertaining to the Amended and Restated Learning Tree International, Inc. Stock Option Plan of our report dated November 20, 2002, with respect to the consolidated financial statements of Learning Tree International, Inc. in its Annual Report (Form 10-K) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Long Beach, California

February 19, 2003